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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of VideoServer, Inc. of our report dated January 19, 1999, included in the 1998 Annual Report to Shareholders of VideoServer, Inc.

Our audits also included the financial statement schedule of VideoServer, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-28209 and S-8 No. 33-96192) of VideoServer, Inc. and in the related Prospectuses of our report dated January 19, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of VideoServer, Inc.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 1999